Exhibit 99.1
MuleSoft Announces Financial Results for the Fourth Quarter and Fiscal Year 2017

Fourth Quarter Total Revenue of $88.7 Million, Up 60% Year-over-Year

Fiscal 2017 Total Revenue of $296.5 Million, Up 58% Year-over-Year

Company Sets Target of $1 Billion in Total Revenue in 2021

SAN FRANCISCO – February 15, 2018 –MuleSoft, Inc. (NYSE: MULE), provider of the leading platform for building application networks, today announced financial results for its fourth quarter and fiscal year 2017, ended December 31, 2017.

“Robust market demand and strong sales execution enabled us to deliver fourth quarter and fiscal 2017 revenue well ahead of expectations,” said Greg Schott, chairman and CEO of MuleSoft. “We are excited about MuleSoft’s growth opportunity and expect to reach $1 billion in total revenue in 2021. Our disruptive platform is addressing one of the largest areas of enterprise IT spend, and we’re confident in our long-term strategy to become the de facto application network platform for our customers to become more agile and to transform their businesses.”

Fourth Quarter 2017 Financial Highlights:

•
Revenue: Total revenue was $88.7 million in Q4 2017, an increase of 60% year-over-year. Subscription and support revenue was $70.6 million, an increase of 57% year-over-year. Professional services and other revenue was $18.1 million, an increase of 75% year-over-year.

•
Gross margin: GAAP gross margin was 71.2% in Q4 2017, compared to 72.7% in the year ago period. Non‑GAAP gross margin was 72.9% in Q4 2017, compared to 73.2% in the year-ago period. On a non-GAAP basis, gross margin for subscription and support and professional services revenue each increased year-over-year; however, total gross margin decreased due to the higher mix of services revenue, which has a lower gross margin than subscription and support.

•
Operating loss: GAAP operating loss was $25.5 million in Q4 2017, compared to a GAAP operating loss of $12.8 million in the year-ago period. Non-GAAP operating loss in Q4 2017 was $16.0 million, compared to a non-GAAP operating loss of $10.6 million in the year-ago period. Non‑GAAP sales and marketing expense as a percentage of revenue improved to 59% compared to 62% a year ago, despite higher commissions as a result of strong sales activity in the quarter.

•
Net loss per share: GAAP net loss per share attributable to common stockholders was $0.19 based on 130.4 million weighted-average shares outstanding in Q4 2017, compared to GAAP net loss per share attributable to common stockholders of $0.52 based on 25.4 million weighted-average shares outstanding in Q4 2016.

Non-GAAP net loss per share attributable to common stockholders was $0.12 based on 130.4 million non-GAAP weighted-average shares outstanding in Q4 2017, compared to non‑GAAP net loss per share attributable to common stockholders of $0.10 based on 112.6 million non-GAAP weighted-average shares outstanding in Q4 2016.

•
Deferred revenue: Total deferred revenue was $211.4 million at the end of Q4 2017, an increase of 56% year-over-year. Short-term deferred revenue was $202.0 million at the end of Q4 2017, an increase of 55% year-over-year.

•
Cash: Cash provided by (used in) operating activities was $8.9 million in Q4 2017, compared to ($8.6) million in the year-ago period. Free cash flow, which is a non-GAAP measure that reflects cash from operating activities less cash used for capital expenditures, was $7.6 million for Q4 2017, compared to ($10.9) million in the year-ago period.

Cash, cash equivalents, and investments totaled $347.3 million at the end of Q4 2017.

Fiscal Year 2017 Financial Highlights:

•
Revenue: Total revenue was $296.5 million in FY 2017, an increase of 58% year-over-year. Subscription and support revenue was $238.0 million, an increase of 56% year-over-year. Professional services and other revenue was $58.5 million, an increase of 68% year-over-year.

•
Gross margin: GAAP gross margin was 72.6% in FY 2017, compared to 73.9% in the year-ago period. Non‑GAAP gross margin was 74.1% in FY 2017, compared to 74.4% in the year-ago period. On a non-GAAP basis, gross margin for both subscription and support and professional services revenue increased year-over-year; however, total gross margin decreased due to the higher mix of services revenue, which has a lower gross margin than subscription and support.

•
Operating loss: GAAP operating loss was $79.8 million in FY 2017, compared to a GAAP operating loss of $48.4 million in the year-ago period. Non-GAAP operating loss in FY 2017 was $51.7 million, compared to a non-GAAP operating loss of $31.9 million in the year-ago period.

•
Net loss per share: GAAP net loss per share attributable to common stockholders was $0.75 based on 106.7 million weighted-average shares outstanding in FY 2017, compared to GAAP net loss per share attributable to common stockholders of $2.73 based on 21.6 million weighted-average shares outstanding in FY 2016.

Non-GAAP net loss per share attributable to common stockholders was $0.41 based on 125.8 million non-GAAP weighted-average shares outstanding in FY 2017, compared to non-GAAP net loss per share attributable to common stockholders of $0.30 based on 110.9 million non-GAAP weighted-average shares outstanding in FY 2016.

•
Cash: Cash provided by (used in) operating activities was $2.0 million in FY 2017, compared to ($2.4) million in the year-ago period. Free cash flow, which is a non-GAAP measure that reflects cash from operating activities less cash used for capital expenditures, was ($2.9) million in FY 2017, compared to ($6.9) million in the year-ago period.

Other Fourth Quarter 2017 and Fiscal Year 2017 Highlights:

•	Appointment of Two New Board Members: MuleSoft appointed Yvonne Wassenaar and Marcus Ryu to its board of directors. Wassenaar and Ryu bring a combined 40 years of technology leadership experience to MuleSoft. Wassenaar is currently the CEO of Airware, a leading enterprise drone analytics company. Ryu is the CEO and co-founder of Guidewire Software, a leading provider of software to the global property-casualty industry.

•
Forty-five customers with over $1.0 million in annual contract value: Executing successfully on its land-and-expand strategy and delivering value to customers, MuleSoft ended 2017 with 45 customers with over $1.0 million in annual contract value, up from 30 at year-end 2016.

•
Top Place to Work in Multiple Geographies: MuleSoft was ranked the #1 Top Workplace for mid-sized companies by the Bay Area News Group, owner of the San Jose Mercury News. It is the fifth consecutive year that MuleSoft has been named a top employer on the list. In addition, MuleSoft was named one of the Best Places to Work for a third time by the San Francisco Business Times and Silicon Valley Business Journal. Additionally, MuleSoft received accolades for being a top place to work in Australia, Argentina, and the United Kingdom.

Financial Outlook:

MuleSoft is providing guidance for its first quarter ending March 31, 2018 as follows:

•	Total revenue between $87 million and $90 million

•	Non-GAAP operating loss between $10 million and $13 million

•	Non-GAAP net loss per share between $0.07 and $0.09

•	Weighted-average shares outstanding of approximately 131 million

MuleSoft is also providing guidance for the fiscal year ending December 31, 2018 as follows:

•	Total revenue between $405 million and $415 million

•	Non-GAAP operating loss between $35 million and $40 million

•	Non-GAAP net loss per share between $0.26 and $0.30

•	Non-GAAP weighted-average shares outstanding of approximately 133 million

All forward-looking non-GAAP measures exclude estimates for stock-based compensation (“SBC”) expenses. We do not provide reconciliations of our forward-looking non-GAAP financial measures to the corresponding GAAP measures due to the high variability and difficulty in making accurate forecasts and projections with respect to SBC expenses, which are excluded from these non-GAAP measures. SBC expenses are impacted by future hiring and retention needs, as well as the future fair market value of our common stock, all of which are difficult to predict and subject to change. The actual amounts of the excluded SBC expenses will have a significant impact on our GAAP operating loss and GAAP net income (loss) per share. Accordingly, reconciliations of our forward-looking non-GAAP financial measures to the corresponding GAAP measures are not available.

Conference Call Information:

MuleSoft will host a conference call at 2 p.m. Pacific Time (5 p.m. Eastern Time) today, February 15, 2018, to discuss its financial results. A live webcast of the call will be available on the MuleSoft website at investors.mulesoft.com. A live dial-in will be available at (844) 340-9044 for domestic participants and at (412) 858-5204 for international participants.

About MuleSoft

MuleSoft’s mission is to help organizations change and innovate faster by making it easy to connect the world’s applications, data and devices. With its API-led approach to connectivity, MuleSoft’s market-leading Anypoint Platform™ is enabling over 1,200 organizations in approximately 60 countries to build application networks. For more information, visit https://www.mulesoft.com.

Forward-Looking Statements

This press release and the accompanying conference call contain forward-looking statements including, among others, statements about demand for our products and customer adoption; our expectations regarding benefits we expect our customers to receive from our platform and recently announced enhancements; future expansion opportunities; the benefits of partner engagements; our planned investments to capitalize on our market position and continue our growth; our current estimates of fiscal year 2021 revenue; our current estimates of first quarter and fiscal year 2018 revenue, non-GAAP operating loss, non-GAAP net loss per share, and GAAP and non-GAAP weighted-average shares outstanding; statements regarding our business and growth strategy; our expectations relating to quarterly gross margins and our ability to leverage in sales and marketing as we scale; our expectations relating to the revenue mix from our products and services; our expectations relating to the variability and growth of our dollar-based net retention rate; the impact of new accounting standards and changes in our accounting policies; our expectations relating to our continued investment in our business, and the continued strength of the market we serve.

These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: our limited operating history in a new and unproven market; engagement of our customers, including through renewals of subscriptions and expanded use of our platform, and our ability to attract new customers; our ability to continue to successfully enhance our platform and develop new services to meet the needs of our customers and address future advances in technology; risks associated with managing our rapid growth, including our ability to maintain our rate of revenue growth and manage our expenses and investment plans; execution of our plans and strategies, including our strategy to target larger organizations for sales of our platform; our ability to maintain and continually develop our technology and network infrastructure to ensure that customers can access our platform at any time and within an acceptable amount of time; increasing competition; our ability to recruit and retain our employees; general economic, market and business conditions; and the risks described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, which was filed with the Securities and Exchange Commission on November 2, 2017, and which should be read in conjunction with our financial results, and is available on the SEC filings section of the Investor Relations page of our website at https://investors.mulesoft.com/. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, MuleSoft provides investors with certain non-GAAP financial measures, including non-GAAP gross margin, non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share attributable to common stockholders, non-GAAP weighted-average share count, and non-GAAP free cash flow. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the reconciliation of these non-GAAP financial measures to their nearest comparable GAAP measures at the end of this press release.

We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding MuleSoft’s performance by excluding certain expenses that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing MuleSoft’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance as well as comparisons to our competitors’ operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to measures used by management in its financial and operational decision-making and (2) they are used by our investors and the analyst community to help them analyze the health of our business.

A limitation of non-GAAP financial measures is that they do not have uniform definitions. Further, our definitions will likely differ from the definitions used by other companies, including peer companies, and therefore comparability may be limited. Thus, our non-GAAP financial measures should be considered in addition to, and not as a substitute for, in isolation from, or as superior to, measures prepared in accordance with GAAP. Additionally, in the case of SBC expense, if we did not pay a portion of compensation in the form of SBC expense, the cash salary expense included in cost of revenue and operating expenses would be higher, which would affect our cash position.

Non-GAAP gross margin and non-GAAP operating loss.We define non-GAAP gross margin and non-GAAP operating loss as gross margin and operating loss, respectively, excluding expenses related to SBC. Although SBC is an important aspect of the compensation of our employees and executives, determining the fair value of certain of the stock-based instruments we utilize involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock options and shares purchased under our employee stock purchase plan (“ESPP”) , which are elements of our ongoing SBC expense, is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. For restricted stock unit awards, the amount of SBC expenses may not reflect the value ultimately received by the grant recipients. Management believes it is useful to exclude SBC in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies.

Non-GAAP net loss and non-GAAP net loss per share attributable to common stockholders.We define non-GAAP net loss as net loss excluding expenses related to SBC. We define non-GAAP net loss per share attributable to common stockholders as non-GAAP net loss divided by the non-GAAP weighted-average outstanding shares.

The accompanying tables have more details on the reconciliations of non-GAAP financial measures to their nearest comparable GAAP measures.

MuleSoft is a registered trademark of MuleSoft, Inc. All other marks are those of respective owners.

###

Media Contact
Melissa Czapiga
MuleSoft
press@mulesoft.com
415-294-0161

Investor Contact
Carla Cooper
MuleSoft
investorrelations@mulesoft.com
415-229-2009

MULESOFT, INC.
Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$79,568	$35,101
Investments	124,603	63,361
Trade receivables, net of allowance for doubtful accounts of $527 and $446 as of December 31, 2017 and December 31, 2016	111,863	72,324
Prepaid expenses and other current assets	18,987	18,854
Total current assets	335,021	189,640
Investments, noncurrent	143,108	4,151
Property and equipment, net	6,791	5,231
Restricted cash	784	671
Goodwill	814	787
Intangible assets, net	789	1,797
Other assets	5,289	661
Total assets	$492,596	$202,938
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,219	$1,879
Accrued expenses	12,158	7,797
Accrued compensation and related expenses	31,065	16,369
Deferred revenue, current	201,976	130,045
Total current liabilities	247,418	156,090
Deferred revenue, noncurrent	9,456	5,569
Other liabilities	2,775	1,176
Total liabilities	259,649	162,835
Stockholders' equity:
Convertible preferred stock	—	255,946
Common stock	3	1
Additional paid-in capital	552,260	22,241
Accumulated deficit	(316,218)	(236,230)
Accumulated other comprehensive loss	(3,098)	(1,855)
Total stockholders' equity	232,947	40,103
Total liabilities and stockholders' equity	$492,596	$202,938

MULESOFT, INC.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenue:
Subscription and support	$70,605	$45,006	$237,980	$152,843
Professional services and other	18,109	10,347	58,476	34,904
Total revenue	88,714	55,353	296,456	187,747
Cost of revenue: (1)
Subscription and support	6,062	4,182	20,001	13,722
Professional services and other	19,521	10,952	61,269	35,341
Total cost of revenue	25,583	15,134	81,270	49,063
Gross profit	63,131	40,219	215,186	138,684
Operating expenses: (1)
Research and development	18,608	9,969	64,585	32,862
Sales and marketing	56,933	35,190	184,583	122,630
General and administrative	13,058	7,896	45,813	31,577
Total operating expenses	88,599	53,055	294,981	187,069
Loss from operations	(25,468)	(12,836)	(79,795)	(48,385)
Interest income	1,000	151	2,483	465
Other income (expense), net	(394)	8	(1,015)	(340)
Net loss before provision for income taxes	(24,862)	(12,677)	(78,327)	(48,260)
Provision for income taxes	226	414	1,653	1,339
Net loss	$(25,088)	$(13,091)	$(79,980)	$(49,599)
Net loss attributable to common stockholders	$(25,088)	$(13,091)	$(79,980)	$(59,035)
Net loss per share attributable to common stockholders, basic and diluted	$(0.19)	$(0.52)	$(0.75)	$(2.73)
Weighted-average shares used in computing net loss per share, basic and diluted	130,423,175	25,364,224	106,742,923	21,623,610
(1) Includes stock-based compensation expenses, and other compensation expenses related to the 2016 Tender Offer as follows (in thousands):
Cost of subscription and support revenue	$320	$90	$945	$255
Cost of professional services and other revenue	1,172	188	3,442	675
Research and development	2,428	625	6,994	2,831
Sales and marketing	4,166	844	12,646	8,619
General and administrative	1,352	457	4,043	4,120
Total stock-based compensation expenses	$9,438	$2,204	$28,070	$16,500

MULESOFT, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Cash flows from operating activities:
Net loss	$(25,088)	$(13,091)	$(79,980)	$(49,599)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation	9,438	2,204	28,070	6,552
Other non-cash compensation related to 2016 Tender Offer	—	—	—	9,948
Depreciation and amortization	1,006	746	3,833	1,949
Amortization of investment premiums	284	125	766	559
Provision for doubtful accounts	(180)	(75)	81	206
Tax benefits from employee stock plans	—	95	—	321
Loss on disposal of property and equipment	74	—	134	6
Other	—	—	—	13
Changes in assets and liabilities:
Trade receivables	(27,606)	(25,598)	(39,658)	(25,106)
Prepaid expenses and other current assets	(407)	(9,112)	(2,024)	(6,836)
Other assets	(3,022)	(91)	(4,628)	(343)
Accounts payable	873	(66)	380	1,090
Accrued expenses	(517)	(415)	4,637	1,127
Accrued compensation and related expenses	13,199	6,468	12,759	4,705
Other liabilities	441	600	1,599	1,096
Deferred revenue	40,409	29,575	76,012	51,931
Net cash provided by (used in) operating activities	8,904	(8,635)	1,981	(2,381)
Cash flows from investing activities:
Purchases of investments	(58,289)	(19,259)	(319,709)	(41,214)
Sales of investments	40,051	—	42,476	24,536
Maturities of investments	27,050	21,100	74,957	39,650
Purchases of property and equipment	(1,287)	(2,310)	(4,835)	(4,501)
Business combinations, net of cash acquired	—	(1,000)	(106)	(1,000)
Net cash provided by (used in) investing activities	7,525	(1,469)	(207,217)	17,471
Cash flows from financing activities:
Net proceeds from issuance of common stock in initial public offering	—	—	236,360	—
Proceeds from employee stock purchase plan	2,552	—	7,031	—
Repurchase of common shares	—	(601)	—	(3,208)
Proceeds from issuance of common stock upon exercise of options and warrants	4,565	1,375	7,998	4,281
Payments of costs related to initial public offering	—	(1,730)	(1,823)	(1,730)
Net cash provided by (used in) financing activities	7,117	(956)	249,566	(657)
Impact of foreign exchange on cash and cash equivalents	(136)	(539)	250	(1,044)
Net increase (decrease) in cash	23,410	(11,599)	44,580	13,389
Cash, cash equivalents and restricted cash, Beginning of period	56,942	47,371	35,772	22,383
Cash, cash equivalents and restricted cash, End of period	$80,352	$35,772	$80,352	$35,772

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$117	$323	$1,084	$764
Supplemental disclosures of non-cash investing and financing information:
Deemed dividends on preferred stock	$—	$9,436	$—	$9,436
Costs related to the initial public offering, accrued but unpaid	$—	$266	$—	$266
Liability for purchase of property and equipment	$41	$91	$41	$91

MULESOFT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Cost of subscription and support revenue on a GAAP basis	$6,062	$4,182	$20,001	$13,722
Stock-based compensation expenses	(320)	(90)	(945)	(255)
Cost of subscription and support revenue on a non-GAAP basis	$5,742	$4,092	$19,056	$13,467

Gross margin on subscription and support revenue on a GAAP basis	91.4%	90.7%	91.6%	91.0%
Stock-based compensation expenses	0.5%	0.2%	0.4%	0.2%
Gross margin on subscription and support revenue on a non-GAAP basis	91.9%	90.9%	92.0%	91.2%

Cost of professional services and other revenue on a GAAP basis	$19,521	$10,952	$61,269	$35,341
Stock-based compensation expenses	(1,172)	(188)	(3,442)	(675)
Cost of professional services and other revenue on a non-GAAP basis	$18,349	$10,764	$57,827	$34,666

Gross margin on professional services and other revenue on a GAAP basis	(7.8)%	(5.8)%	(4.8)%	(1.3)%
Stock-based compensation expenses	6.5%	1.8%	5.9%	1.9%
Gross margin on professional services and other revenue on a non-GAAP basis	(1.3)%	(4.0)%	1.1%	0.6%

Gross profit on a GAAP basis	$63,131	$40,219	$215,186	$138,684
Stock-based compensation expenses	1,492	278	4,387	930
Gross profit on a non-GAAP basis	$64,623	$40,497	$219,573	$139,614

Gross margin on total revenue on a GAAP basis	71.2%	72.7%	72.6%	73.9%
Stock-based compensation expenses	1.7%	0.5%	1.5%	0.5%
Gross margin on total revenue on a non-GAAP basis	72.9%	73.2%	74.1%	74.4%

Research and development expenses on a GAAP basis	$18,608	$9,969	$64,585	$32,862
Stock-based compensation expenses	(2,428)	(625)	(6,994)	(2,831)
Research and development expenses on a non-GAAP basis	$16,180	$9,344	$57,591	$30,031

Sales and marketing expenses on a GAAP basis	$56,933	$35,190	$184,583	$122,630
Stock-based compensation expenses	(4,166)	(844)	(12,646)	(8,619)
Sales and marketing expenses on a non-GAAP basis	$52,767	$34,346	$171,937	$114,011

General and administrative expenses on a GAAP basis	$13,058	$7,896	$45,813	$31,577
Stock-based compensation expenses	(1,352)	(457)	(4,043)	(4,120)

General and administrative expenses on a non-GAAP basis	$11,706	$7,439	$41,770	$27,457

Total operating expenses on a GAAP basis	$88,599	$53,055	$294,981	$187,069
Stock-based compensation expenses	(7,946)	(1,926)	(23,683)	(15,570)
Total operating expenses on a non-GAAP basis	$80,653	$51,129	$271,298	$171,499

Operating loss on a GAAP basis	$(25,468)	$(12,836)	$(79,795)	$(48,385)
Stock-based compensation expenses	9,438	2,204	28,070	16,500
Operating loss on a non-GAAP basis	$(16,030)	$(10,632)	$(51,725)	$(31,885)

Net loss attributable to common stockholders on a GAAP basis	$(25,088)	$(13,091)	$(79,980)	$(59,035)
Deemed dividend to preferred stockholders from 2016 Tender Offer	—	—	—	9,436
Stock-based compensation expenses	9,438	2,204	28,070	16,500
Net loss on a non-GAAP basis	$(15,650)	$(10,887)	$(51,910)	$(33,099)

Net loss per share attributable to common stockholders, basic and diluted	$(0.19)	$(0.52)	$(0.75)	$(2.73)
Deemed dividend to preferred stockholders from 2016 Tender Offer	—	—	—	0.44
Stock-based compensation expenses	0.07	0.09	0.26	0.76
Convertible preferred stock	—	0.33	0.08	1.23
Net loss per share attributable to common stockholders, basic and diluted, on a non-GAAP basis	$(0.12)	$(0.10)	$(0.41)	$(0.30)

GAAP weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	130,423,175	25,364,224	106,742,923	21,623,610

Convertible preferred shares issued and outstanding at beginning of the period	—	87,200,703	19,091,802	89,296,160

Non-GAAP weighted-average shares used to compute Non-GAAP net loss per share attributable to common stockholders, basic and diluted	130,423,175	112,564,927	125,834,725	110,919,770
The following table presents a reconciliation of free cash flow to net cash provided by (used in) operating activities, the most directly comparable financial measure calculated in accordance with generally accepted accounting principles, or GAAP:

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net cash provided by (used in) operating activities	$8,904	$(8,635)	$1,981	$(2,381)
Less: Purchases of property and equipment	(1,287)	(2,310)	(4,835)	(4,501)
Free cash flow	$7,617	$(10,945)	$(2,854)	$(6,882)